Exhibit 4.2A

FIRST AMENDMENT

TO

DECLARATION OF TRUST

OF

TORCHMARK CAPITAL TRUST IV

THIS FIRST AMENDMENT (this “First Amendment”) to Declaration of Trust of Torchmark Capital Trust IV (the “Trust”) dated as of April 25, 2006 (the “Declaration”) is entered into by Torchmark Corporation, a Delaware corporation, as Sponsor, BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), a Delaware banking corporation, as Delaware Trustee, and Danny H. Almond, Larry M. Hutchison and Gary L. Coleman, as Regular Trustees.

WHEREAS, Michael J. Klyce, Larry M. Hutchison and Gary L. Coleman entered into the Declaration as the initial Regular Trustees of the Trust; and

WHEREAS, Michael J. Klyce has resigned as a Regular Trustee of the Trust in accordance with Section 6 of the Declaration; and

WHEREAS, Section 6 of the Declaration provides that the Sponsor is entitled to appoint any Trustee at any time; and

WHEREAS, the Sponsor has appointed Danny H. Almond as a Regular Trustee of the Trust; and

WHEREAS, the parties hereto desire to amend the Declaration in accordance with the further terms of this First Amendment to reflect that the current Regular Trustees of the Trust are Danny H. Almond, Larry M. Hutchison and Gary L. Coleman.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Declaration.

2. Amendment. Each reference in the Declaration to “Michael J. Klyce” is hereby changed to “Danny H. Almond”.

3. Other Terms and Conditions. Except as modified pursuant to this First Amendment, the Declaration is ratified and confirmed in all respects.

4. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5. Counterparts. This First Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment as of May 27, 2009.

TORCHMARK CORPORATION, as Sponsor

By:	/s/ Carol A. McCoy
Name:	Carol A. McCoy
Title:	Vice President, Associate Counsel & Secretary

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

/s/ Danny H. Almond
Danny H. Almond, as Regular Trustee

/s/ Larry M. Hutchison
Larry M. Hutchison, as Regular Trustee

/s/ Gary L. Coleman
Gary L. Coleman, as Regular Trustee